UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2021

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 13, 2021, Kohl’s Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) by and among the Company, Macellum Badger Fund, LP and certain of its affiliates set forth therein (“Macellum”), Legion Partners Holdings, LLC and certain of its affiliates set forth therein (“Legion”), 4010 Partners, LP and certain of its affiliates set forth therein (“4010”), and Ancora Advisors, LLC and certain of its affiliates set forth therein (“Ancora” and, together with Macellum, Legion, and 4010, the “Investor Group”). Item 5.02 of this Current Report on Form 8-K contains a description of the material terms of the Settlement Agreement, which description is incorporated by reference in this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Settlement Agreement, as promptly as practical after the completion of the 2021 Annual Meeting of Shareholders of the Company, which is scheduled to take place on May 12, 2021, the Board of Directors (the “Board”) of the Company will increase the size of the Board from 12 to 15 directors and appoint independent directors Margaret Jenkins and Thomas Kingsbury, as well as Christine Day, an additional independent director identified by the Company and agreed to by the Investor Group (together, the “New Directors”) to fill the newly created vacancies. The term of each of the New Directors will continue until the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) or until such person’s earlier death, resignation, disqualification or removal. The Settlement Agreement further provides that between the effective date of the Settlement Agreement and the appointment of the New Directors, Ms. Jenkins and Mr. Kingsbury shall be observers to the Board with the right to attend and reasonably participate, but not vote, at all meetings of the Board.

As non-management directors of the Company, each of the New Directors will participate in the Company’s Non-Employee Director Compensation Program, as described in Exhibit 10.16 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021. Pursuant to the Company’s Non-Employee Director Compensation Program, the New Directors are expected to receive an equity award on June 15, 2021. This award, which will be comprised of restricted shares, will have a “grant date fair value” of approximately $125,000, calculated in accordance with FASB ASC Topic 718. The restricted shares will vest on the first anniversary of the date of grant.

The New Directors do not have any family relationship with any officer or director of the Company. Other than as provided under the Settlement Agreement, there are no arrangements or understandings pursuant to which any of the New Directors was elected as a director, and the New Directors have not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

In connection with the Settlement Agreement, (i) current director Steven Burd notified the Company that he intends to retire from the Board no later than August 31, 2021 and (ii) current director Frank Sica notified the Company that he intends to retire and not stand for re-election to the Board at the 2022 Annual Meeting. Mr. Burd’s and Mr. Sica’s decisions were not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

The Settlement Agreement also provides for the Board to take all necessary actions after the execution of the Settlement Agreement to make the existing ad hoc Finance Committee a standing committee of the Board, which will include Mr. Kingsbury upon his appointment to the Board. The purpose of the Finance Committee will include assisting the Board on its oversight of capital allocation decisions made by the Company. The Settlement Agreement also provides that the Board shall determine appropriate Board committee assignments for the New Directors taking into account the composition of the Board, committee assignments and the needs and independence and eligibility requirements of the committees.

The Settlement Agreement further provides that, following the date of the Settlement Agreement and prior to the earlier of the expiration of the Standstill Period (as defined below), if a New Director is unable to serve as an independent director for any reason, the Company and the Investor Group shall have the right to propose privately to the Company a recommended replacement director nominee who meets the requirements to qualify as independent, who is unaffiliated with the Investor Group and who is not a Remaining Investor Nominee (as defined in the Settlement Agreement).

Also in accordance with the terms of the Settlement Agreement, the Board approved an amendment to the Company’s existing share repurchase program approved by the Board in March 2006 to permit the continued repurchase of common stock in an amount up to an aggregate purchase price of $2,000,000,000. As of April 9, 2021, approximately $697,000,000 remained available under the program.

Under the Settlement Agreement, the Investor Group also agreed to abide by certain voting commitments, customary standstill obligations, and mutual non-disparagement provisions until thirty (30) days prior to the deadline for the submission of shareholder nominations of directors for the Company’s 2022 Annual Meeting (the “Standstill Period”), or such later date as may be agreed by both the Company and the Investor Group. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Settlement Agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

As described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to the Company’s existing share repurchase program to permit the continued repurchase of common stock in an amount up to an aggregate purchase price of $2,000,000,000. The description of the amendment in Item 5.02 is incorporated by reference in this Item 8.01.

The Company issued a press release on April 14, 2021 announcing the execution of the Settlement Agreement, the appointments of the New Directors and related information. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated as of April 13, 2021, by and among Kohl’s Corporation, Macellum Badger Fund, LP and the other persons and entities listed on Schedule A thereto Legion Partners Holdings, LLC and the other persons and entities listed on Schedule B thereto, 4010 Partners, LP and the other persons and entities listed on Schedule C thereto, and Ancora Advisors, LLC and the other persons and entities listed on Schedule D thereto.

99.1	Press Release of Kohl’s Corporation issued on April 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2021

KOHL’S CORPORATION

By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Senior Executive Vice President,
General Counsel and Corporate Secretary

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